SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
222 Robert Rose Drive
Murfreesboro, Tennessee 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

On December 17, 2014, National Health Investors, Inc. (the “Company”) acquired a portfolio of eight retirement communities (the “Senior Living Communities Portfolio”), with a total of 1,671 units, for a cash purchase price of $476 million, pursuant to the Asset Purchase Agreement between the Company and Senior Living Communities, LLC (“Senior Living Communities”) and certain of its affiliates dated December 1, 2014 which was previously announced and disclosed in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 1, 2014. The Senior Living Communities Portfolio has been leased to Senior Living Communities pursuant to a 15-year master lease and will continue to be managed by an affiliate of Senior Living Communities.

On December 17, 2014, the Company issued a press release announcing the acquisition of the Senior Living Communities Portfolio. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.                Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. It is impracticable for the Company to provide the required financial statements and pro forma financial information relating to the acquisition of the Senior Living Communities Portfolio at the time this Current Report on Form 8-K is filed. The required financial statements and pro form financial information will be filed as soon as practicable but in no event later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. See paragraph (a), above.

(c) Not applicable.

(d) Exhibits.

Exhibit
Number        Title

99.1        Press Release dated December 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

Date: December 18, 2014	By:	/s/ J. Justin Hutchens
J. Justin Hutchens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated December 17, 2014.